Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Cosi, Inc.
Deerfield, Illinois
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 16, 2009, relating to the consolidated financial statements of Cosi, Inc. and the effectiveness of Cosi, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 29, 2008.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Chicago, Illinois
November 23, 2009